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Exhibit 21.1

LIST OF SUBSIDIARIES OF BUCKEYE GP HOLDINGS L.P.

Entity	Jurisdiction of Formation
MainLine Sub LLC	Delaware
Buckeye GP LLC	Delaware
MainLine GP, Inc.	Delaware
MainLine L.P.	Delaware
Buckeye Partners, L.P.	Delaware
Buckeye Pipe Line Company, L.P.	Delaware
Buckeye Pipe Line Holdings, L.P.	Delaware
Everglades Pipe Line Company, L.P.	Delaware
Laurel Pipe Line Company, L.P.	Delaware
Wood River Pipe Lines LLC	Delaware
Buckeye Pipe Line Transportation LLC	Delaware
Buckeye NGL Pipe Lines LLC	Delaware
Buckeye Terminals, LLC	Delaware
Norco Pipe Line Company, LLC	Delaware
Buckeye Gulf Coast Pipe Lines, L.P.	Delaware
Buckeye Gulf Coast Holdings I, LLC	Delaware
Buckeye Gulf Coast Holdings II, LLC	Delaware
Buckeye Products Pipe Line, L.P.	Delaware
Gulf Coast Pipe Line, L.P.	Delaware
Gulf Coast/Products GP Holding LLC	Delaware
Gulf Coast/Products Holding L.P.	Delaware
Buckeye Pipe Line Co. of Michigan, L.P.	Delaware
WesPac Pipelines — San Diego LLC	Nevada
WesPac Pipelines — Reno LLC	Nevada
WesPac Pipelines — Austin LLC	Nevada
WesPac Pipelines — Memphis LLC	Nevada
WesPac Pipelines — San Jose LLC	Nevada

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LIST OF SUBSIDIARIES OF BUCKEYE GP HOLDINGS L.P.